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                                                                    EXHIBIT 99.1


REVOCABLE PROXY

                          VITAS HEALTHCARE CORPORATION

                      THIS PROXY IS SOLICITED BY THE BOARD


        The undersigned stockholder of Vitas Healthcare Corporation ("Vitas") hereby appoints William Ferretti, J.R. Williams, Mark Ohlendorf and Mark A. Sterling, and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock, par value $.001 per share, of Vitas ("Vitas Common Stock"), and Series B Convertible Preferred Stock, par value $1.00 per share, of Vitas ("Series B Preferred") held of record by the undersigned at the Special Meeting of Stockholders (the "Special Meeting") to be held at 100 South Biscayne Boulevard, Miami, Florida 33131 on October __, 1996 at 10:00 a.m., local time, or at any adjournment or postponement thereof.

        This proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN THIS PROXY WILL BE VOTED (i) FOR PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 28, 1996 AND AMENDED BY AN AMENDMENT NO. 1 DATED AS OF AUGUST 26, 1996 TO THE AGREEMENT AND PLAN OF MERGER (AS AMENDED, THE "MERGER AGREEMENT"), AMONG APRIA HEALTHCARE GROUP INC. ("APRIA"), APRIA NUMBER TWO, INC. ("APRIA SUB"), AND VITAS AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, INCLUDING A MERGER PURSUANT TO WHICH APRIA SUB WOULD BE MERGED WITH AND INTO VITAS, WITH VITAS BEING THE SURVIVING CORPORATION (THE "MERGER"), AND VITAS WOULD BECOME A WHOLLY OWNED SUBSIDIARY OF APRIA, (ii) FOR PROPOSAL 2 TO SEPARATELY APPROVE THE PAYMENTS TO BE MADE TO HUGH A. WESTBROOK, THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF VITAS, AND COLLIBROOK CONSULTANTS, INC., A FLORIDA CORPORATION ("COLLIBROOK") OWNED AND CONTROLLED BY MR. WESTBROOK AND ESTHER T. COLLIFLOWER, THE VICE CHAIRPERSON OF VITAS, PURSUANT TO A CONSULTING, SEVERANCE AND CONFIDENTIALITY AGREEMENT (THE "SEVERANCE AGREEMENT") TO BE ENTERED INTO AMONG VITAS, MR. WESTBROOK, MS. COLLIFLOWER AND COLLIBROOK AT OR PRIOR TO (BUT SUBJECT TO) THE CLOSING OF THE MERGER AND THE PAYMENTS TO BE MADE TO MR. WESTBROOK PURSUANT TO A NONCOMPETITION AGREEMENT (THE "NONCOMPETITION AGREEMENT") TO BE ENTERED INTO BETWEEN VITAS AND MR. WESTBROOK AT OR PRIOR TO (BUT SUBJECT TO) THE CLOSING OF THE MERGER IN ORDER THAT SUCH PAYMENTS NOT BE CHARACTERIZED AS "PARACHUTE PAYMENTS" FOR PURPOSES OF SECTIONS 280G AND 4999 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND
(iii) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD AS TO OTHER MATTERS.


1. To approve and adopt the Merger Agreement and the transactions contemplated thereunder, including the Merger.

                  FOR             AGAINST             ABSTAIN
                  [ ]               [ ]                 [ ]

2. To separately approve the payments to be made to Mr. Westbrook and Collibrook pursuant to the Severance Agreement and the payments to be made to Mr. Westbrook pursuant to the Noncompetition Agreement in order that such payments not be characterized as "parachute payments" for purposes of Sections 280G and 4999 of the Code.

                  FOR             AGAINST             ABSTAIN
                  [ ]               [ ]                 [ ]

3. Upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, as determined by a majority of Vitas' Board of Directors.


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        The undersigned stockholder may revoke this Proxy at any time before it is voted by filing with the Secretary of Vitas either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of Notice of Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


                                        ---------------------------------------
                                            Signature(s) of Stockholder or
                                               Authorized Representative


                                        Date:
                                             ----------------------------------

                                        Please date and sign exactly as name
                                        appears hereon. Each executor,
                                        administrator, trustee, guardian,
                                        attorney-in-fact and other fiduciary
                                        should sign and indicate his or her
                                        full title. When stock has been issued
                                        in the name of two or more persons, all
                                        should sign.